Dohan and Company

Certified Public Accountants

A Professional Association

7700 North Kendall Drive, 200

Miami, FL  33156-7578

Telephone (305) 274-1366

Facsimile (305) 274-1368

e-mail:  info@uscpa.com

internet:  www.uscpa.com

January 8, 2008

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

Dear Sir and/or Madam:

We have read the statements about our Firm included under Item 4 in the Form 8-K/A-1 dated January 3, 2008, of Ikona Gear International, Inc. (the Company) filed with the Securities and Exchange Commission and we agree with the statements contained herein.

Yours truly,

Dohan and Company CPAs